As filed with the Securities and Exchange Commission on November 4, 2020

File No. 001-39494

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Concentrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-1605762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

44111 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 747-0583

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CONCENTRIX CORPORATION

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Forward-Looking Statements,” “The Spin-off,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Board of Directors,” “Board Compensation,” “Executive Compensation,” “Certain Relationships and Related Party Transactions,” “Where You Can Find More Information” and “Index to Combined Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section “Risk Factors” and “Forward-Looking Statements” of the information statement. Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under sections “Summary Historical and Unaudited Pro Forma Combined Financial Information,” “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Index to Combined Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Business—Properties” of the information statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Principal Stockholders” of the information statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections “Management,” and “Board of Directors” of the information statement. Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections “Board of Directors,” “Board Compensation” and “Executive Compensation” of the information statement. These sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Board of Directors” and “Certain Relationships and Related Party Transactions” of the information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section “Business—Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Risk Factors,” “The Spin-off,” “Dividend Policy,” “Capitalization,” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

Not applicable.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Description of Capital Stock—Indemnification Arrangements” of the information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections “Summary Historical and Unaudited Pro Forma Combined Financial Information,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” (and the statements referenced therein) beginning on page F-1 of the information statement. That section is incorporated herein by reference.

(b) Exhibits.

The following documents are filed as exhibits hereto:

Number	Description
2.1	Form of Separation and Distribution Agreement between SYNNEX Corporation and Concentrix Corporation.*

3.1	Form of Amended and Restated Certificate of Incorporation of Concentrix Corporation.*

3.2	Form of Amended and Restated Bylaws of Concentrix Corporation.*

10.1	Form of Employee Matters Agreement between SYNNEX Corporation and Concentrix Corporation.*

10.2	Form of Tax Matters Agreement between SYNNEX Corporation and Concentrix Corporation.*

10.3	Form of SYNNEX-Concentrix Commercial Agreement between SYNNEX Corporation or one or more of its subsidiaries and Concentrix Corporation or one or more of its subsidiaries.*

10.4+	Form of Indemnification Agreement between Concentrix Corporation and individual directors and officers.*

10.5+	Form of Concentrix Corporation 2020 Equity Incentive Plan.*

10.6	Credit Agreement, dated as of October 16, 2020, by and among Concentrix Corporation, the subsidiaries of Concentrix Corporation named therein, the lenders party thereto, and Bank of America, N.A., as administrative agent.*

10.7	Receivables Financing Agreement, dated as of October 30, 2020, by and among Concentrix Receivables, Inc., as borrower, Concentrix Corporation, as initial servicer, the lenders party thereto, and PNC Bank, National Association, as administrative agent.*

10.8	Receivables Purchase Agreement, dated as of October 30, 2020, by and among Concentrix Receivables, Inc., Concentrix Corporation, as servicer, and the subsidiaries of Concentrix Corporation named therein, as originators.*

21.1	List of Subsidiaries of Concentrix Corporation.*

99.1	Preliminary Information Statement of Concentrix Corporation, subject to completion, dated November 4, 2020.

99.2	Form of Notice of Internet Availability of Information Statement Materials.*

*	Previously filed.
+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CONCENTRIX CORPORATION

Date:	November 4, 2020	By:	/s/ Christopher A. Caldwell
Name: Christopher A. Caldwell Title: Chief Executive Officer

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